1 Q2 2023 Earnings Release Supplement July 25, 2023

2 Forward Looking Statements This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including certain plans, exceptions, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements typically can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “plan,” “target,” “potential” or “goal” or future or conditional verbs such as “will,” “may,” “might,” “should,” “could” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult for Camden National Corporation (the “Company”) to predict. The actual results, performance or achievements of the Company may differ materially from what is reflected in such forward-looking statements. The following factors, among others, could cause the Company’s financial performance to differ materially from the Company’s goals, plans, objectives, intentions, expectations and other forward-looking statements: (i) the impact of the COVID-19 pandemic; (ii) the impact of the war in Ukraine; (iii) weakness in the United States economy in general and the regional and local economies within the New England region and Maine, which could result in a deterioration of credit quality, an increase in the allowance for credit losses or a reduced demand for the Company’s credit or fee-based products and services; (iv) changes in trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (v) inflation, interest rate, market, and monetary fluctuations; (vi) ongoing competition in the labor markets and increased employee turnover; (vii) competitive pressures, including continued industry consolidation and the increased financial services provided by non-banks; (viii) deterioration in the value of the Company’s investment securities; (ix) volatility in the securities markets that could adversely affect the value or credit quality of the Company’s assets, impairment of goodwill, or the availability and terms of funding necessary to meet the Company’s liquidity needs; (x) changes in information technology and other operational risks, including cybersecurity, that require increased capital spending; (xi) changes in consumer spending and savings habits; (xii) changes in tax, banking, securities and insurance laws and regulations; (xiii) the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; (xiii) changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board, and other accounting standard setters; (xiv) turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions, which could affect the ability of depository institutions, including the Camden National, to attract and retain depositors, and could affect the ability of financial services providers, including the Company, to borrow or raise capital; (xv) actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; (xvi) changes to regulatory capital requirements in response to recent developments affecting the banking sector; and (xvii) questions about the soundness of one or more financial institutions with which we do business. In addition, statements regarding the potential effects of the war in Ukraine, the COVID-19 pandemic and other notable national and global current events on the Company’s business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company's control. You should carefully review all of these risks, and be aware that there may be other factors that could cause the Company’s actual results to differ materially from those anticipated, including the risk factors listed in the Company’s filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company's quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. You should carefully review the risk factors described therein and should not place undue reliance on our forward-looking statements. These forward-looking statements were based on information, plans and estimates at the date of this presentation, and we undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except to the extent required by applicable law or regulation.

3 Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures. Management uses these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. These non-GAAP financial measures also help investors better understand the Company’s operating performance and trends and allow for better performance comparisons to other financial institutions. These measures are not a substitute for GAAP operating results and may not be comparable to non-GAAP measures used by other financial institutions. Schedules that reconcile the non-GAAP financial measures to GAAP financial information are included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, earnings releases filed with the SEC, and within the appendix of this presentation.

4 Deposits (1) Fed funds effective represents the quarterly average rate. (2) This is a non-GAAP financial measure. Please refer to the non-GAAP reconciliation table at the end of this presentation. Average Deposit Composition and Cost ($ in billions) Customers with <$1mm in balances made up 65% of adjusted total deposits(2) at 6/30/23 and 3/31/23 Deposit beta (excl. brokered) • QoQ: 54% • YoY: 30% • Cumulative: 27%

Uninsured Deposits and Liquidity

Camden NATIONAL CORPORATION

	6/30/23		3/31/23		12/31/22	
Uninsured Deposits *($ in millions)*	Amount	% of Total Deposits	Amount	% of Total Deposits	Amount	% of Total Deposits
Deposits in excess of FDIC insurance	$1,127.9	24.0%	$1,112.4	24.0%	$1,418.6	29.4%
Deposits in excess of FDIC insurance and uncollateralized(1)	$699.1	14.9%	$691.5	14.9%	$745.9	15.5%
Primary Liquidity Sources *($ in millions)*	Amount		Amount		Amount	
Excess Cash(2)	$28.3		$17.3		$17.9	
Unpledged Investment Securities	428.3		475.2		321.5	
Unpledged Municipal Securities	94.0		95.0		89.9	
Over Collateralized Securities Pledging Position	58.0		150.8		228.6	
FHLB Borrowing Capacity	672.1		446.7		760.6	
Current Fed Discount Window Availability	42.0		43.5		42.4	
Bank Term Funding Program Availability	29.8		N/A		N/A	
Unsecured Borrowing Lines	69.9		69.9		69.9	
Total Available Primary Liquidity	**$1,422.4**		**$1,298.4**		**$1,530.8**	
Primary Liquidity / Uncollateralized Deposits	**2.0x**		**1.9x**		**2.1x**	

Additional Liquidity Sources

Brokered Deposit Access
Investment Cash Flows

(1) Uncollateralized deposits are customer deposit balances for which the Company has not pledged any of its assets, including investment securities, or provided any other type of guarantee.
(2) Excess cash represents cash balances held at the Federal Reserve Bank above the reserve requirement, which at 6/30/2023 remained at zero.

6 Commercial Diversification $2.1 billion $1.1 billion Commercial Real Estate • 65% of real estate located in Maine, 20% in New Hampshire, and 11% in Massachusetts • 80% non-owner occupied, 20% owner occupied • No material changes since 3/31/23 Real Estate Investment Breakdown (as of 6/30/23) CRE and Commercial Loans by Industry (as of 6/30/23)

7 Investment Portfolio • 59% AFS, 41% HTM • Duration of 5.7 years and weighted-average life of 7.7 years • Net unrealized loss on debt securities was ($139) million at 6/30/23 • AFS unrealized loss of ($100) million • HTM unrealized loss of ($39) million Corporate Bond Ratings (20 holdings) Municipal Bond Ratings (138 holdings) $44.7 million $105.2 million $1.3 billion All data presented as of 6/30/23 unless otherwise noted. Investment data presented at book value. • 20 companies, of which 18 are banks • 38% of exposure is to G-SIBs • 53% carry additional credit support

8 Capital and Credit Provision for loan losses (annl.) / Avg loans 0.90% • At 6/30/23, net unrealized losses on investments were ($139) million • All regulatory capital ratios would continue to exceed regulatory requirements if investment losses were realized 0.92% 0.95% TCE ratio(1) and CET1 ratio 0.92% 0.91% 0.90%ACL / Loans Criticized and classified loans / Total loans 5.2x 5.9x 7.2x 7.2x 7.3x 7.1xACL / NPL (1) This is a non-GAAP financial measure.

9 Appendix

10 Non-GAAP Reconciliation (In thousands) June 30, 2023 March 31, 2023 Total deposits, as presented 4,693,745$ 4,642,734$ Add: Customer repurchase agreements 193,182 196,918 Less: Brokered deposits 224,255 215,949 Adjusted total deposits 4,662,672$ 4,623,703$